UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 10, 2013

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s Telephone Number, including Area Code)

(Registrant’s Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01:                              REGULATION FD DISCLOSURE.

Information is being furnished hereunder with respect to a presentation given by Waddell & Reed Financial, Inc. (the “Company”) at the Barclay’s Global Financial Services Conference on September 10, 2013.  During the presentation, an executive officer stated that the Company’s consolidated assets under management were approximately $115 billion.  The correct statement should have been that the Company’s consolidated assets under management were approximately $112 billion.

On September 11, 2013, the Company issued a press release clarifying this information, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this report is being furnished pursuant to Item 7.01, “Regulation FD Disclosure.”  In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.  The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

ITEM 9.01:                              FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits.

99.1                        Press Release dated September 11, 2013 titled “Statement Clarifying Conference Presentation by Waddell and Reed” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: September 11, 2013	By:	/s/ Wendy J. Hills
Wendy J. Hills
Vice President, Secretary and
Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press Release dated September 11, 2013 titled “ Statement Clarifying Conference Presentation by Waddell and Reed “ (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended).